As filed with the Securities and Exchange Commission on March 24, 2022

Registration No. 333-[______]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NOVO NORDISK A/S

(Exact name of Registrant as specified in its charter)

The Kingdom of Denmark	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Novo Allé

DK-2800 Bagsvaerd

Denmark

(Address of Principal Executive Offices)

Novo Nordisk A/S U.S. Restricted Stock Unit Equity Compensation Plan

(Full title of the plan)

Douglas J. Langa

Executive Vice President, North American Operations and President

Novo Nordisk Inc.

800 Scudders Mill Road

Plainsboro, New Jersey 08536

(Name and address of agent for service)

(609) 987-5800

(Telephone number, including area code, of agent for service)

Copy to:

Celia A. Soehner, Esq.

Alexandra M. Good, Esq.

Morgan, Lewis & Bockius LLP

One Oxford Centre, Thirty-Second Floor

301 Grant Street

Pittsburgh, Pennsylvania 15219

Tel. No.: (412) 560-3300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Novo Nordisk A/S (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) to register an additional 5,000,000 B shares, nominal value DKK 0.20 per share (the “B Shares”), under the Novo Nordisk A/S U.S. Restricted Stock Unit Equity Compensation Plan, as amended (the “Plan”). This Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 filed with the U.S. Securities and Exchange Commission (the “Commission”) on February 8, 2018 (File No. 333-222923).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed with or furnished to the Commission by the Registrant are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021;

(b)	The Registrant’s Reports of Foreign Private Issuer on Form 6-K, furnished to the Commission on February 2, 2022; and

(c)

The description of the Registrant’s B Shares set forth in the Registrant’s Registration Statement on Form F-3 (File No. 333-40687) filed with the Commission on May 21, 1991 and as amended on the Registrant’s Registration Statement on Form F-3 (File No. 333-40687) filed with the Commission on May 31, 1991, and the description of the Registrant’s American Depository Shares (“ADSs”), evidenced by American Depositary Receipts (“ADRs”), contained in Exhibit 99(a)(2) to the Registrant’s Registration Statement on Form F-6 filed with the Commission on December 10, 2013 (File No. 333-192740) and amended on March 2, 2017 (File No. 333-192740), including, in each case, any amendments or reports filed for the purpose of updating such descriptions.

In addition, all reports and other documents that the Registrant files with the Commission (with respect to any Form 6-K, only to the extent designated therein) pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment that indicates that all securities offered under this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date that the Registrant files or furnishes such report or document.

Any statement contained in a document incorporated or deemed to be incorporated by reference or deemed to be part of this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference or deemed to be part of this Registration Statement modifies or replaces such statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

A list of exhibits filed herewith is contained in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description
4.1	English translation of Articles of Association of the Registrant (incorporated by reference to the copy of the English translation of the Articles of Association of the Registrant included in the Registrant’s Report of Foreign Private Issuer on Form 6-K (File No. 333-82318) filed with the Commission on April 27, 2021).

4.2	Form of Amended and Restated Deposit Agreement among Novo Nordisk A/S, JPMorgan Chase Bank, N.A., as depositary, and all holders from time to time of ADRs issued thereunder (incorporated by reference to Exhibit (a) of the Registrant’s Registration Statement on Form F-6 (File No. 333-168740) filed with the Commission on August 11, 2010).

4.3	Form of Amendment No. 1 to Amended and Restated Deposit Agreement among Novo Nordisk A/S, JPMorgan Chase Bank, N.A., as depositary, and all holders from time to time of ADRs issued thereunder (incorporated by reference to Exhibit (a) of the Registrant’s Post-Effective Amendment No. 1 to Registration Statement on Form F-6 (File No. 333-168740) filed with the Commission on March 2, 2017).

5.1	No opinion of counsel is being filed, as the B Shares to be offered and sold under the Plan described in this Registration Statement will not constitute original issuance shares, but will consist exclusively of (i) previously-issued shares that presently are held in treasury or (ii) shares that have been or will be purchased in open market transactions. Because no original issuance securities will be offered or sold pursuant to the Plan described in this Registration Statement, no opinion of counsel regarding the legality of the securities being registered hereunder is required.

23.1*	Consent of Deloitte.

23.2*	Consent of PricewaterhouseCoopers.

24.1*	Power of Attorney (included on signature page).

99.1	Novo Nordisk A/S U.S. Restricted Stock Unit Equity Compensation Plan (Incorporated by reference to Exhibit 99.1 of the Registrant’s Registration Statement on Form S-8 (File No. 333-222923) filed with the Commission on February 8, 2018).

99.2*	Amendment Number 1 to the Novo Nordisk A/S U.S. Restricted Stock Unit Equity Compensation Plan.

107*	Filing Fee Table

*	Filed herewith

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bagsværd, Denmark, on March 24, 2022.

NOVO NORDISK A/S

By:	/s/ Lars Fruergaard Jørgensen
Lars Fruergaard Jørgensen
President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Novo Nordisk A/S, a corporation organized under the laws of the Kingdom of Denmark, do hereby constitute and appoint Douglas J. Langa and Jamie Haney or any one of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in his or her name and on his or her behalf in his or her respective capacities as directors and officers and to execute any and all instruments for him or her and in his or her names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for him or her in his or her names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lars Fruergaard Jørgensen	President and Chief Executive Officer	March 24, 2022
Lars Fruergaard Jørgensen	(Principal Executive Officer)

/s/ Karsten Munk Knudsen	Executive Vice President and Chief Financial Officer	March 24, 2022
Karsten Munk Knudsen	(Principal Financial Officer and Principal Accounting Officer)

	Chair of the Board and Director	March 24, 2022
Helge Lund

/s/ Jeppe Christiansen	Vice Chair of the Board and Director	March 24, 2022
Jeppe Christiansen

	Director	March 24, 2022
Laurence Debroux

/s/ Andreas Fibig	Director	March 24, 2022
Andreas Fibig

/s/ Sylvie Grégoire	Director	March 24, 2022
Sylvie Grégoire

/s/ Mette Bøjer Jensen	Director	March 24, 2022
Mette Bøjer Jensen

/s/ Kasim Kutay	Director	March 24, 2022
Kasim Kutay

/s/ Anne Marie Kverneland	Director	March 24, 2022
Anne Marie Kverneland

/s/ Martin Mackay	Director	March 24, 2022
Martin Mackay

/s/ Henrik Poulsen	Director	March 24, 2022
Henrik Poulsen

/s/ Thomas Rantzau	Director	March 24, 2022
Thomas Rantzau

/s/ Stig Strøbæk	Director	March 24, 2022
Stig Strøbæk

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement solely in the capacity of the duly authorized representative in the United States of Novo Nordisk A/S, on March 24, 2022.

NOVO NORDISK INC.

By:	/s/ Douglas J. Langa
Name:	Douglas J. Langa
Title:	Executive Vice President, North American Operations and President